UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2023 (August 23, 2023)

Natural Grocers by Vitamin Cottage, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35608	45-5034161
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12612 West Alameda Parkway
Lakewood, Colorado 80228
(Address of principal executive offices) (Zip Code)

(303) 986-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	NGVC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On August 23, 2023, Vitamin Cottage Natural Food Markets, Inc. (the “Operating Company”), a wholly owned subsidiary of Natural Grocers by Vitamin Cottage, Inc. (the “Company”), entered into an Amended and Restated Customer Distribution Agreement (the “Agreement”) with United Natural Foods, Inc. (“UNFI”), which amends and restates in its entirety the Customer Distribution Agreement dated June 21, 2016, as amended by the Amendment to Customer Distribution Agreement dated as of May 25, 2018, by and between the Operating Company, UNFI and certain of its wholly owned subsidiaries.

The Agreement sets forth the terms and conditions, including pricing, pursuant to which the Operating Company will purchase natural and organic products from UNFI, which is the Operating Company’s single largest third-party supplier. UNFI may perform its obligations under the Agreement through one or more of its subsidiaries and affiliates. Under the Agreement, UNFI commits to provide certain sales, promotional and advertising support, assistance with new item introductions and support in connection with the Operating Company’s private label products. During the term of the Agreement, UNFI will be the Operating Company’s primary distributor of products in the natural, fresh and produce categories. In the event that the Operating Company’s purchase volume of products in the natural, fresh, or produce categories fall below specified levels, UNFI will have the right to increase the Operating Company’s pricing for these product categories.

The Agreement will be effective as of September 3, 2023 and will remain in effect for an initial term of five years, subject to automatic renewal for successive one-year terms, unless either party provides a written notice of non-renewal at least 90 days prior to the expiration of the then-current term. The Agreement may also be terminated by UNFI in the event of a default by the Operating Company that continues to occur after a specified cure period, including any undisputed payment default.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ending September 30, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2023
Natural Grocers by Vitamin Cottage, Inc.

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President

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